FERRO CORPORATION REPORTS SECOND QUARTER 2021 RESULTS

Second Quarter Continuing Operations*		Year to Date Continuing Operations*
•	Net Sales increased 43.7% to $294.3M, or 37.3% on a constant currency basis		Net Sales increased 27.5% to $582.7M, or 22.4% on a constant currency basis
•	Gross Profit increased 48.8% to $94.8M, Gross Profit Margin improved 110 bps to 32.2%		Gross Profit increased 31.5% to $189.9M, Gross Profit Margin improved 100 bps to 32.6%
•	Adjusted Gross Profit Margin improved 40 bps to 32.8%		Adjusted Gross Profit Margin improved 90 bps to 33.3%
•	GAAP diluted EPS of $0.20, Adjusted diluted EPS of $0.35		GAAP diluted EPS of $0.42, Adjusted diluted EPS of $0.73
•	Income from continuing operations of $17.4M, Adjusted EBITDA increased 90.1% to $58.7M		Income from continuing operations of $36.0M, Adjusted EBITDA increased 62.6% to $116.5M
•	Adjusted EBITDA Margin improved 490 bps to 20.0%		Adjusted EBITDA Margin improved 430 bps to 20.0%

*Comparative information is relative to prior-year second quarter and prior-year to June 30 for Continuing Operations

Ferro will not host a Second Quarter 2021 Earnings teleconference call

Key Results from Continuing Operations* (amounts in millions, except EPS)

Sales and Gross Profits	Q2 2021	% Change	YTD 2021	% Change
Net Sales	$294,331	43.7%	$582,689	27.5%
Net Sales (constant currency)	294,331	37.3%	582,689	22.4%
Gross Profit (GAAP)	94,835	48.8%	189,938	31.5%
Gross Profit Margin	32.2%	110 bps	32.6%	100 bps
Adjusted Gross Profit (constant currency)	96,507	39.1%	193,788	25.7%
Adjusted Gross Profit Margin	32.8%	40 bps	33.3%	90 bps

Income from Continuing Operations, Adjusted EBITDA and Adjusted EPS	Q2 2021	% Change	YTD 2021	% Change
Income from Continuing Operations	$17,427	NM	$35,985	157.2%
Adjusted EBITDA	58,720	90.1%	116,487	62.6%
Adjusted EBITDA Margin	20.0%	490	20.0%	430 bps
GAAP diluted EPS	$0.20	NM	$0.42	162.5%
Adjusted EPS	0.35	191.7%	0.73	97.3%

*Comparative information is relative to prior-year second quarter and prior-year to June 30 for Continuing Operations.

Transaction Information

On May 11, 2021, Ferro Corporation entered into a definitive agreement to be acquired by an affiliate of Prince International Corporation, a portfolio company of American Securities LLC,  in an all-cash transaction valued at approximately $2.1 billion, or 12.4 times TTM Adjusted EBITDA as of March 31, 2021,  including the assumption of debt, net of cash.

The transaction is subject to customary closing conditions, including the approval of Ferro’s shareholders and regulatory approvals, and is currently expected to close in the first quarter of 2022. The transaction is not subject to a financing condition.  Until such time as the transaction is completed, Ferro Corporation will continue to operate as usual, including all reporting required as a publicly traded company. Upon the completion of the transaction, Ferro Corporation will become a privately held subsidiary of Prince and shares of Ferro common stock will no longer be listed on any public market.

Due to the pending transaction, Ferro will not host a second quarter 2021 earnings teleconference.

Second Quarter 2021 Highlights

Net sales in the second quarter of 2021 increased 43.7% to $294.3 million and increased 37.3% on a constant currency basis, primarily due to higher demand across all business segments.  For the quarter, gross profit increased 48.8% to $94.8 million and increased 39.1% to $96.5 million on a constant currency basis compared to the prior year quarter.  Gross Profit Margin in the second quarter of 2021 increased 110 basis points to 32.2% compared to the prior year.  The increase in gross profit was primarily driven by favorable sales volume and mix of $20.1 million, favorable manufacturing costs of $4.2 million, favorable foreign currency impacts of $3.6 million, higher product pricing of $2.0 million and lower raw material costs of $1.2 million.

GAAP diluted EPS from continuing operations improved to $0.20 compared to a loss of $0.03 during the prior year quarter and Adjusted diluted EPS increased by 191.7% to $0.35. Income from continuing operations increased to $17.4 million compared to the prior year quarter loss of $1.9 million. Adjusted EBITDA improved 90.1% to $58.7 million.  Adjusted EBITDA margin improved 490 basis points to 20.0% compared to the prior year quarter.

Segment Results Continuing Operations * (amounts in millions, except EPS)

Functional Coatings	Q2 2021	% Change	YTD 2021	% Change
Net Sales	$194,909	48.0%	$379,731	32.3%
Net Sales (Constant Currency)	194,909	41.5%	379,731	27.0%
Gross Profit (GAAP)	59,521	64.8%	121,397	44.6%
Gross Profit Margin	30.5%	310 bps	32.0%	280 bps
Adjusted Gross Profit (Constant Currency)	60,025	49.6%	124,256	36.6%
Adj. Gross Profit Margin (Constant Currency)	30.8%	170 bps	32.7%	230 bps

Color Solutions	Q2 2021	% Change	YTD 2021	% Change
Net Sales	$99,422	36.0%	$202,958	19.4%
Net Sales (Constant Currency)	99,422	29.3%	202,958	14.7%
Gross Profit (GAAP)	36,692	36.0%	70,360	15.8%
Gross Profit Margin	36.9%	0 bps	34.7%	(100) bps
Adjusted Gross Profit (Constant Currency)	37,001	29.4%	70,931	11.9%
Adj. Gross Profit Margin (Constant Currency)	37.2%	(10) bps	34.9%	(90) bps

* Comparative information is relative to prior-year second quarter and prior-year to June 30 for Continuing Operations

Constant currency

Constant currency results reflect the remeasurement of 2020 reported and adjusted local currency results using 2021 exchange rates, which produces constant currency comparatives for 2021 reported and adjusted results. These non-GAAP financial measures should not be considered as a substitute for the measures of financial performance prepared in accordance with GAAP.

About Ferro Corporation

Ferro Corporation (www.ferro.com) is a leading global supplier of technology-based functional coatings and color solutions. Ferro supplies functional coatings for glass, metal, ceramic and other substrates and color solutions in the form of specialty pigments and colorants for a broad range of industries and applications. Ferro products are sold into the building and construction, automotive, electronics, industrial products, household furnishings and appliance markets.  The Company’s reportable segments include: Functional Coatings and Color Solutions. Headquartered in Mayfield Heights, Ohio, the Company has approximately 3,600 associates globally and reported 2020 sales of $959 million.

Cautionary Note on Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These forward-looking statements include statements relating to the expected timing, completion and effects of the proposed merger, as well as other statements representing management’s beliefs about, future events, transactions, strategies, operations and financial results, including, without limitation, our expectations with respect to the costs and other anticipated financial impacts of the merger; future financial and operating results of Ferro Corporation (“Ferro”); Ferro’s plans, objectives, expectations and intentions with respect to future operations and services; required approvals to complete the merger by our shareholders and by governmental regulatory authorities, and the timing and conditions for such approvals; the stock price of Ferro prior to the consummation of the transactions; and the satisfaction of the closing conditions to the proposed merger. Such forward-looking statements often contain words such as “assume,” “will,” “anticipate,” “believe,” “predict,” “project,” “potential,” “contemplate,” “plan,” “forecast,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should,” “would,” “could,” “goal,” “seek,” “hope,” “aim,” “continue” and other similar words or expressions or the negative thereof or other variations thereon. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in any of our filings with the Securities and Exchange Commission (the “SEC”). Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.ferro.com under “Investors.” You are urged to carefully consider all such factors. Although it is believed that the expectations reflected in such forward-looking statements are reasonable and are expressed in good faith, such expectations may not prove to be correct and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements which speak only to expectations as of the date of this communication. We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this communication, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this communication, such statements or disclosures will be deemed to modify or supersede such statements in this communication.

Additional Information and Where to Find It

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed acquisition of Ferro by Prince. In connection with this proposed acquisition, Ferro has filed one or more proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement or other document Ferro has filed with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF FERRO ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT HAVE BEEN FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. The definitive proxy statement has been mailed to shareholders of Ferro. Investors and security holders will be able to obtain free copies of these documents and other documents filed with the SEC by Ferro through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Ferro will be available free of charge on Ferro’s internet website at www.ferro.com or upon written request to: Director of Investor Relations and Corporate Communications, Ferro Corporation, 6060 Parkland Boulevard, Mayfield Heights, Ohio 44144 or by telephone at (216) 875-5451.

Participants in Solicitation

Ferro, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in such solicitation in connection with the proposed merger is set forth in the proxy statement filed with the SEC on July 23, 2021. Information about the directors and executive officers of Ferro is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on March 1, 2021, its proxy statement for its 2021 annual meeting of shareholders, which was filed with the SEC on March 25, 2021, its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, which was filed with the SEC on May 10, 2021, and its Current Reports on Form 8-K, which were filed with the SEC on May 11, 2021 and July 9, 2021.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement and other relevant materials filed with the SEC.

Ferro Corporation

6060 Parkland Boulevard

Mayfield Heights, Ohio 44144

Tel. (216) 875-5600

www.ferro.com

Ferro Corporation

Investor & Media Contact:

Kevin Cornelius Grant, 216.875.5451

Director of Investor Relations and Corporate Communications

kevincornelius.grant@ferro.com

Table 1

Ferro Corporation and Subsidiaries

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except per share amounts)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020

Net sales	$294,331	$204,801	$582,689	$457,127
Cost of sales	199,496	141,057	392,751	312,645
Gross profit	94,835	63,744	189,938	144,482
Selling, general and administrative expenses	59,026	50,541	112,864	106,587
Restructuring and impairment charges	1,970	8,619	7,154	9,784
Other expense (income):
Interest expense	5,006	6,177	14,443	11,707
Interest earned	(52)	(307)	(649)	(561)
Foreign currency losses (gains), net	3,209	1,143	4,367	(172)
Loss on extinguishment of debt	-	-	1,981	-
Miscellaneous income, net	(253)	(703)	(2,353)	(2,166)
Income (loss) before income taxes	25,929	(1,726)	52,131	19,303
Income tax expense	8,502	200	16,146	5,317
Income (loss) from continuing operations	17,427	(1,926)	35,985	13,986
Income (loss) from discontinued operations, net of income taxes	(1,536)	(3,238)	88,306	(3,017)
Net income (loss)	15,891	(5,164)	124,291	10,969
Less: Net income attributable to noncontrolling interests	382	376	819	386
Net income (loss) attributable to Ferro Corporation common shareholders	$15,509	$(5,540)	$123,472	$10,583
Earnings (loss) per share attributable to Ferro Corporation common shareholders:
Basic earnings:
Continuing operations	0.21	(0.03)	0.43	0.17
Discontinued operations	(0.02)	(0.04)	1.07	(0.04)

Diluted earnings:
Continuing operations	0.20	(0.03)	0.42	0.16
Discontinued operations	(0.02)	(0.04)	1.06	(0.04)

Shares outstanding:
Weighted-average basic shares	82,665	82,246	82,581	82,171
Weighted-average diluted shares	83,509	82,927	83,356	83,279
End-of-period basic shares	82,704	82,251	82,704	82,251

Table 2

Ferro Corporation and Subsidiaries

Segment Net Sales, Gross Profit and SG&A (unaudited)

(Dollars in thousands)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Segment Net Sales
Functional Coatings	$194,909	$131,672	$379,731	$287,107
Color Solutions	99,422	73,129	202,958	170,020
Total segment net sales	$294,331	$204,801	$582,689	$457,127

Segment Gross Profit
Functional Coatings	$59,521	$36,119	$121,397	$83,936
Color Solutions	36,692	26,985	70,360	60,772
Other costs of sales	(1,378)	640	(1,819)	(226)
Total gross profit	$94,835	$63,744	$189,938	$144,482

Selling, general and administrative expenses
Strategic services	$23,674	$21,495	$48,128	$47,111
Functional services	31,384	24,892	56,021	50,443
Incentive compensation	1,883	1,971	4,000	4,091
Stock-based compensation	2,085	2,183	4,715	4,942
Total selling, general and administrative expenses	$59,026	$50,541	$112,864	$106,587

Table 3

Ferro Corporation and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

(Dollars in thousands)	June 30,	December 31,
	2021	2020
ASSETS
Current assets
Cash and cash equivalents	$143,717	$174,077
Accounts receivable, net	162,375	137,008
Inventories	260,237	260,332
Other receivables	64,240	72,272
Other current assets	20,988	18,261
Current assets held-for-sale	-	307,854
Total current assets	651,557	969,804
Other assets
Property, plant and equipment, net	332,197	330,045
Goodwill	174,005	175,351
Intangible assets, net	112,545	119,500
Deferred income taxes	110,735	115,962
Operating leased assets	13,817	15,446
Other non-current assets	25,825	80,618
Non-current assets held-for-sale	-	154,207
Total assets	$1,420,681	$1,960,933

LIABILITIES AND EQUITY
Current liabilities
Loans payable and current portion of long-term debt	$8,871	$8,839
Accounts payable	136,303	135,296
Accrued payrolls	28,366	27,166
Accrued expenses and other current liabilities	150,463	124,770
Current liabilities held-for-sale	-	107,545
Total current liabilities	324,003	403,616
Other liabilities
Long-term debt, less current portion	354,729	791,509
Postretirement and pension liabilities	165,951	181,610
Operating leased non-current liabilities	8,588	10,064
Other non-current liabilities	55,118	62,050
Non-current liabilities held-for-sale	-	71,149
Total liabilities	908,389	1,519,998
Equity
Total Ferro Corporation shareholders’ equity	504,006	429,967
Noncontrolling interests	8,286	10,968
Total liabilities and equity	$1,420,681	$1,960,933

Table 4

Ferro Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows (unaudited)

(Dollars in thousands)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Cash flows from operating activities
Net income	$15,891	$(5,164)	$124,291	$10,969
Loss (gain) on sale of assets	1,268	19	(98,746)	506
Depreciation and amortization	8,724	10,403	19,817	20,854
Interest amortization	498	866	1,102	1,795
Restructuring and impairment	147	6,609	124	6,916
Loss on extinguishment of debt	-	-	1,981	-
Accounts receivable	(32,565)	(476)	(96,052)	(51,017)
Inventories	(6,688)	(23,474)	(9,183)	(34,771)
Accounts payable	10,428	(5,438)	7,696	(45,089)
Other current assets and liabilities, net	(1,847)	(16,780)	25,758	(1,646)
Other adjustments, net	3,197	409	(23,198)	(13,078)
Net cash used in operating activities	(947)	(33,026)	(46,410)	(104,561)
Cash flows from investing activities
Capital expenditures for property, plant and equipment and other long-lived assets	(9,697)	(6,666)	(20,574)	(14,982)
Collections of financing receivables	31,550	33,753	59,326	62,580
Proceeds from sale of businesses, net	-	-	415,230	-
Business acquisitions, net of cash acquired	-	-	(2,200)	-
Other investing activities	234	33	236	778
Net cash provided by investing activities	22,087	27,120	452,018	48,376
Cash flows from financing activities
Net borrowings under loans payable	(4,645)	11,283	(112)	11,420
Principal payments on term loan facility - Amended Credit Facility	(2,050)	(2,050)	(439,100)	(4,100)
Proceeds from revolving credit facility - Amended Credit Facility	50,000	180,000	50,000	360,000
Principal payments on revolving credit facility - Amended Credit Facility	(50,000)	(163,383)	(50,000)	(343,383)
Other financing activities	549	(1,634)	(3,551)	(1,418)
Net cash provided by (used in) financing activities	(6,146)	24,216	(442,763)	22,519
Effect of exchange rate changes on cash and cash equivalents	295	703	(1,405)	(505)
Increase (decrease) in cash and cash equivalents	15,289	19,013	(38,560)	(34,171)
Cash and cash equivalents at beginning of period	128,428	51,218	182,277	104,402
Cash and cash equivalents at end of period	143,717	70,231	143,717	70,231
Less: Cash and cash equivalents of discontinued operations at end of period	-	8,200	-	8,200
Cash and cash equivalents of continuing operations at end of period	$143,717	$62,031	$143,717	$62,031

Cash paid during the period for:
Interest	$5,520	$8,883	$16,438	$16,736
Income taxes	$8,733	$3,291	$12,751	$7,722

Table 5

Ferro Corporation and Subsidiaries

Supplemental Information

Reconciliation of Reported Income to Adjusted Income

For the Three Months Ended June 30 (unaudited)

(Dollars in thousands, except per share amounts)	Cost of sales	Selling general and administrative expenses	Restructuring and impairment charges	Other expense, net	Income tax expense[5]	Net income attributable to common shareholders	Diluted earnings per share

	2021

As reported	$199,496	$59,026	$1,970	$7,910	$8,502	$17,045	$0.20
Adjustments:
Restructuring	-	-	(1,970)	-	-	1,970	0.02
Acquisition related costs[1]	(779)	(7,651)	-	(541)	-	8,971	0.11
Costs related to optimization projects[3]	(894)	(1,698)	-	-	-	2,592	0.03
Costs related to divested businesses and assets	-	(1,946)	-	(886)	-	2,832	0.03
Tax on adjustments	-	-	-	-	3,872	(3,872)	(0.05)
Total adjustments[6]	(1,673)	(11,295)	(1,970)	(1,427)	3,872	12,493	0.15
As adjusted	$197,823	$47,731	$-	$6,483	$12,374	$29,538	$0.35

	2020

As reported	$141,057	$50,541	$8,619	$6,310	$200	$(2,302)	$(0.03)
Adjustments:
Restructuring	-	-	(8,619)	-	-	8,619	0.10
Acquisition related costs[2]	-	(534)	-	-	-	534	0.01
Costs related to optimization projects[4]	(1,932)	(3,307)	-	-	-	5,239	0.06
Costs related to divested businesses and assets	-	(1,517)	-	(52)	-	1,569	0.02
Tax on adjustments	-	-	-	-	4,031	(4,031)	(0.05)
Total adjustments[6]	(1,932)	(5,358)	(8,619)	(52)	4,031	11,930	0.14
As adjusted	$139,125	$45,183	$-	$6,258	$4,231	$9,628	$0.12

(1)	The adjustments to “Selling general and administrative expenses” primarily include legal, professional and other expenses related to acquisition costs.
(2)

The adjustments to “Cost of Sales” primarily include environmental costs related to our recent acquisitions. The adjustments to “Selling general and administrative expenses” primarily include legal, professional and other expenses related to acquisition costs.

(3)

Costs related to Optimization projects of $2.6 million include costs associated with our Americas manufacturing optimization initiative of $1.8 million, which is comprised of costs for process development and production testing, professional fees for legal and tax services, supplies and equipment commissioning, and utility setup and testing. The remaining $0.8 million of costs relate to global optimization projects and discrete projects at our previous acquisitions.

(4)

Costs related to Optimization projects of $5.2 million include costs associated with our Americas manufacturing optimization initiative of $2.7 million, which is comprised of costs for process development and production testing, professional fees for legal and tax services, supplies and equipment commissioning, and utility setup and testing. The remaining $2.5 million of costs relate to global optimization projects and discrete projects at our previous acquisitions.

(5)	Income tax expense reflects the reported expense, adjusted for adjustments being tax effected at the respective statutory rate where the item originated.
(6)	Due to rounding, total earnings per share related to adjustments does not always add to the total adjusted earnings per share.

It should be noted that adjusted net income, earnings per share and other adjusted items referred to above are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP).  These Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP, and a reconciliation of these financial measures to the most comparable U.S. GAAP financial measures is presented. We believe by excluding these costs, our adjusted earnings per share better reflect our underlying business performance, as well as being considered in our internal evaluation of financial performance. These costs are ones that we have concluded are not normal, recurring cash operating expenses necessary to operate our business, and we believe it is useful to present this non-GAAP financial measure to provide investors greater comparability of our base business.

Table 6

Ferro Corporation and Subsidiaries

Supplemental Information

Reconciliation of Reported Income to Adjusted Income

For the Six Months Ended June 30 (unaudited)

(Dollars in thousands, except per share amounts)	Cost of sales	Selling general and administrative expenses	Restructuring and impairment charges	Other expense, net	Income tax expense[5]	Net income attributable to common shareholders	Diluted earnings per share

	2021

As reported	$392,751	$112,864	$7,154	$17,789	$16,146	$35,166	$0.42
Adjustments:
Restructuring	-	-	(7,154)	-	-	7,154	0.09
Acquisition related costs[1]	(1,814)	(8,764)	-	(6,975)	-	17,553	0.21
Costs related to optimization projects[3]	(2,037)	(3,136)	-	-	-	5,173	0.06
Costs related to divested businesses and assets	-	(3,826)	-	138	-	3,688	0.04
Tax on adjustments	-	-	-	-	8,300	(8,300)	(0.10)
Total adjustments[6]	(3,851)	(15,726)	(7,154)	(6,837)	8,300	25,268	0.30
As adjusted	$388,900	$97,138	$-	$10,952	$24,446	$60,434	$0.73

	2020

As reported	$312,645	$106,587	$9,784	$8,808	$5,317	$13,600	$0.16
Adjustments:
Restructuring	-	-	(9,784)	-	-	9,784	0.12
Acquisition related costs[2]	(9)	(1,070)	-	-	-	1,079	0.01
Costs related to optimization projects[4]	(3,103)	(5,445)	-	-	-	8,548	0.10
Costs related to divested businesses and assets	-	(3,243)	-	(107)	-	3,350	0.04
Tax on adjustments	-	-	-	-	5,474	(5,474)	(0.07)
Total adjustments[6]	(3,112)	(9,758)	(9,784)	(107)	5,474	17,287	0.21
As adjusted	$309,533	$96,829	$-	$8,701	$10,791	$30,887	$0.37

(1)	The adjustments to “Selling general and administrative expenses” primarily include legal, professional and other expenses related to acquisition costs.
(2)

The adjustments to “Cost of Sales” primarily include the amortization of purchase accounting adjustments related to our recent acquisitions and environmental costs related to our recent acquisitions. The adjustments to “Selling general and administrative expenses” primarily include legal, professional and other expenses related to acquisition costs. The adjustments to “Other expense, net” primarily relate to earn out adjustments related to an acquisition that are beyond the measurement period.

(3)

Cost related to Optimization projects of $5.1 million includes costs associated with our Americas manufacturing optimization initiative of $3.9 million, which is comprised of costs for process development and production testing, professional fees for legal and tax services, supplies and equipment commissioning, and utility setup and testing. The remaining $1.2 million of costs relate to global optimization projects and discrete projects at our previous acquisitions.

(4)

Cost related to Optimization projects of $8.5 million includes costs associated with our Americas manufacturing optimization initiative of $5.0 million, which is comprised of costs for process development and production testing, professional fees for legal and tax services, supplies and equipment commissioning, and utility setup and testing. The remaining $3.5million of costs relate to global optimization projects and discrete projects at our previous acquisitions.

(5)	Income tax expense reflects the reported expense, adjusted for adjustments being tax effected at the respective statutory rate where the item originated.
(6)	Due to rounding, total earnings per share related to adjustments does not always add to the total adjusted earnings per share.

It should be noted that adjusted net income, earnings per share and other adjusted items referred to above are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP).  These Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP, and a reconciliation of these financial measures to the most comparable U.S. GAAP financial measures is presented. We believe by excluding these costs, our adjusted earnings per share better reflect our underlying business performance, as well as being considered in our internal evaluation of financial performance. These costs are ones that we have concluded are not normal, recurring cash operating expenses necessary to operate our business, and we believe it is useful to present this non-GAAP financial measure to provide investors greater comparability of our base business.

Table 7

Ferro Corporation and Subsidiaries

Supplemental Information

Reconciliation of Adjusted Gross Profit

(Dollars in thousands)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020

Functional Coatings	$194,909	$131,672	$379,731	$287,107
Color Solutions	99,422	73,129	202,958	170,020
Total net sales	$294,331	$204,801	$582,689	$457,127

Total net sales	$294,331	$204,801	$582,689	$457,127
Adjusted cost of sales[1]	197,823	139,125	388,900	309,533
Adjusted gross profit	$96,508	$65,676	$193,789	$147,594
Adjusted gross profit percentage	32.8%	32.1%	33.3%	32.3%

(1)

Refer to Table 5 for the reconciliation of adjusted cost of sales for the three months ended June 30, 2021 and 2020, respectively. Refer to Table 6 for the reconciliation of adjusted cost of sales for the six months ended June 30, 2021 and 2020, respectively.

It should be noted that adjusted gross profit is a financial measure not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). This Non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of this financial measure to the most comparable U.S. GAAP financial measure is presented. We believe this data provides investors with additional useful information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.

Table 8

Ferro Corporation and Subsidiaries

Supplemental Information

Constant Currency Schedule of Adjusted Operating Profit (unaudited)

	Three Months Ended
(Dollars in thousands)	June 30,
	2020	Adjusted 2020[1]	2021	2021 vs Adjusted 2020
Segment net sales
Functional Coatings	$131,672	$137,767	$194,909	$57,142
Color Solutions	73,129	76,552	99,422	22,870
Total segment net sales	$204,801	$214,319	$294,331	$80,012

Segment adjusted gross profit
Functional Coatings	$37,847	$40,136	$60,025	$19,889
Color Solutions	26,985	28,586	37,001	8,415
Other costs of sales	844	636	(519)	(1,155)
Total adjusted gross profit[2]	$65,676	$69,358	$96,507	$27,149

Adjusted selling, general and administrative expenses
Strategic services	$21,448	$22,447	$23,473	$1,026
Functional services	19,626	20,674	20,295	(379)
Incentive compensation	1,930	1,990	1,883	(107)
Stock-based compensation	2,183	2,183	2,085	(98)
Total adjusted selling, general and administrative expenses[3]	$45,187	$47,294	$47,736	$442

Adjusted operating profit	$20,489	$22,064	$48,771	$26,707
Adjusted operating profit as a % of net sales	10.0%	10.3%	16.6%

(1)

Reflects the remeasurement of 2020 reported and adjusted local currency results using 2021 exchange rates, resulting in constant currency comparative figures to 2021 reported and adjusted results.  See Table 5 for Non-GAAP adjustments applicable to the three month period.

(2)	Refer to Table 7 for the reconciliation of adjusted gross profit for the three months ended June 30, 2021 and 2020, respectively.
(3)	Refer to Table 5 for the reconciliation of adjusted SG&A expenses for the three months ended June 30, 2021 and 2020, respectively.

It should be noted that adjusted net sales, gross profit, SG&A expenses, and operating profit are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP).  These Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of these financial measures to the most comparable U.S. GAAP financial measures are presented within this table, as well as Table 5 and Table 7. We believe this data provides investors with additional useful information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.

Table 9

Ferro Corporation and Subsidiaries

Supplemental Information

Constant Currency Schedule of Adjusted Operating Profit (unaudited)

	Six Months Ended
(Dollars in thousands)	June 30,
	2020	Adjusted 2020[1]	2021	2021 vs Adjusted 2020
Segment net sales
Functional Coatings	$287,107	$298,994	$379,731	$80,737
Color Solutions	170,020	176,928	202,958	26,030
Total segment net sales	$457,127	$475,922	$582,689	$106,767

Segment adjusted gross profit
Functional Coatings	$86,722	$90,941	$124,256	$33,315
Color Solutions	60,795	63,386	70,931	7,545
Other costs of sales	152	(163)	(1,399)	(1,236)
Total adjusted gross profit[2]	$147,669	$154,164	$193,788	$39,624

Adjusted selling, general and administrative expenses
Strategic services	$46,946	$49,069	$47,638	$(1,431)
Functional services	40,855	42,411	40,800	(1,611)
Incentive compensation	4,094	4,113	4,000	(113)
Stock-based compensation	4,942	4,942	4,715	(227)
Total adjusted selling, general and administrative expenses[3]	$96,837	$100,535	$97,153	$(3,382)

Adjusted operating profit	$50,832	$53,629	$96,635	$43,006
Adjusted operating profit as a % of net sales	11.1%	11.3%	16.6%

(1)

Reflects the remeasurement of 2020 reported and adjusted local currency results using 2021 exchange rates, resulting in constant currency comparative figures to 2021 reported and adjusted results.  See Table 6 for Non-GAAP adjustments applicable to the six month period.

(2)	Refer to Table 7 for the reconciliation of adjusted gross profit for the six months ended June 30, 2021 and 2020, respectively.
(3)	Refer to Table 6 for the reconciliation of adjusted SG&A expenses for the six months ended June 30, 2021 and 2020, respectively.

It should be noted that adjusted net sales, gross profit, SG&A expenses, and operating profit are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP).  These Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of these financial measures to the most comparable U.S. GAAP financial measures are presented within this table, as well as Table 6 and Table 7. We believe this data provides investors with additional useful information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.

Table 10

Ferro Corporation and Subsidiaries

Supplemental Information

Reconciliation of Net income attributable to Ferro Corporation common shareholders to Adjusted EBITDA (unaudited)

(Dollars in thousands)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020

Net income (loss) attributable to Ferro Corporation common shareholders	$17,045	$(2,302)	$35,166	$13,600
Net income attributable to noncontrolling interests	382	376	819	386
Restructuring and impairment charges	1,970	8,619	7,154	9,784
Other (income) expense, net	2,904	133	3,346	(2,899)
Interest expense	5,006	6,177	14,443	11,707
Income tax expense	8,502	200	16,146	5,317
Depreciation and amortization	10,441	11,269	20,938	22,650
Less: interest amortization expense and other	(498)	(866)	(1,102)	(1,795)
Cost of sales adjustments[1]	1,673	1,932	3,851	3,112
SG&A adjustments[1]	11,295	5,358	15,726	9,758
Adjusted EBITDA	$58,720	$30,896	$116,487	$71,620

Net sales	$294,331	$204,801	$582,689	$457,127
Adjusted EBITDA as a % of net sales	20.0%	15.1%	20.0%	15.7%

(1)

For details of Non-GAAP adjustments, refer to Table 5 and Table 6 for the reconciliation of adjusted cost of sales and adjusted SG&A for the three and six months ended June 30, 2021 and 2020, respectively.

It should be noted that adjusted EBITDA is a financial measure not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). This Non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of this financial measure to the most comparable U.S. GAAP financial measure is presented. We believe this data provides investors with additional useful information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.

Table 11

Ferro Corporation and Subsidiaries

Supplemental Information

Change in Net Debt (unaudited)

(Dollars in thousands)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Beginning of period
Gross debt	$371,443	$809,868	$804,067	$811,450
Cash	128,428	43,018	174,077	96,202
Debt, net of cash	243,015	766,850	629,990	715,248

Unamortized debt issuance costs	1,503	4,121	3,719	3,885
Debt, net of cash and unamortized debt issuance costs	241,512	762,729	626,271	711,363

End of period
Gross debt	364,972	835,486	364,972	835,486
Cash	143,717	62,031	143,717	62,031
Debt, net of cash	221,255	773,455	221,255	773,455

Unamortized debt issuance costs	1,372	4,314	1,372	4,314
Debt, net of cash and unamortized debt issuance costs	219,883	769,141	219,883	769,141

Unamortized debt issuance costs	(131)	193	(2,347)	429
FX on cash	295	703	(1,405)	(505)

Period decrease (increase) in debt, net of cash, unamortized debt issuance costs and FX	$21,465	$(7,308)	$410,140	$(57,702)

Period decrease (increase) in debt, net of cash and unamortized debt issuance costs	$21,629	$(6,412)	$406,388	$(57,778)

It should be noted that the change in net debt is a financial measure not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). This Non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of this financial measure to the most comparable U.S. GAAP financial measure is presented. We believe this data provides investors with additional useful information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.

Table 12

Ferro Corporation and Subsidiaries

Supplemental Information

Reconciliation of Net Cash Used in Operating Activities (GAAP) to

Adjusted Free Cash Flow (Non-GAAP) (unaudited)

(Dollars in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cash flows from operating activities
Net income	$15,891	$(5,164)	$124,291	$10,969
Loss (gain) on sale of assets	1,268	19	(98,746)	506
Depreciation and amortization	8,724	10,403	19,817	20,854
Interest amortization	498	866	1,102	1,795
Restructuring and impairment	147	6,609	124	6,916
Loss on extinguishment of debt	-	-	1,981	-
Accounts receivable	(32,565)	(476)	(96,052)	(51,017)
Inventories	(6,688)	(23,474)	(9,183)	(34,771)
Accounts payable	10,428	(5,438)	7,696	(45,089)
Other current assets and liabilities, net	(1,847)	(16,780)	25,758	(1,646)
Other adjustments, net	3,197	409	(23,198)	(13,078)
Net cash used in operating activities (GAAP)	$(947)	$(33,026)	$(46,410)	$(104,561)
Less: Capital Expenditures	(9,697)	(6,666)	(20,574)	(14,982)
Plus: Cash collected for AR securitization	31,550	33,753	59,326	62,580
Adjusted Free Cash Flow (Non-GAAP)	20,906	(5,939)	(7,658)	(56,963)

Net Income (Loss) Attributable to Ferro Corporation Common Shareholders	15,509	(5,540)	123,472	10,583

Adjusted Free Cash Flow Conversion of Net Income Attributable to Ferro Corporation Common Shareholders	134.8%	107.2%	-6.2%	-538.3%

It should be noted that Adjusted Free Cash Flow is a financial measure not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). The Non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of these financial measures to the most comparable U.S. GAAP financial measures is presented. Adjusted Free Cash Flow (Non-GAAP) is calculated as Cash Flow used in operating activities (GAAP), less capital expenditures and adding cash collected from the Accounts Receivable Securitization program. We believe this data provides investors with additional useful information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.